                             STOCKHOLDERS' AGREEMENT

                                  By and Among

                               AP HOLDINGS, INC.,

                            HOLBERG INDUSTRIES, INC.,

                         DELAWARE NORTH COMPANIES, INC.

                                       And

                            THE MANAGEMENT INVESTORS

                                       Of

                                   APCOA, INC.

                           Dated as of April 14, 1989

                                TABLE OF CONTENTS

                                                                            PAGE

STOCKHOLDERS' AGREEMENT ...................................................   1

1.    Corporate Governance ................................................   3
      1.1       Board of Directors ........................................   3
      1.2       Action by Stockholders ....................................   8

2.    Transfers of Common Stock ...........................................   9
      2.1       Legends; Shares of Common Stock Subject to this
                Agreement .................................................   9
      2.2       Certain Restrictions ......................................  10
      2.3       Transfer to Other Stockholders or to Transferees;
                Right of First Offer ......................................  14
      2.4       Sales of Control ..........................................  19
      2.5       Merger Transactions .......................................  23
      2.6       Repurchase of Common Stock Held by Management Investors ...  23
      2.7       Certain Registration Rights ...............................  24

3.    Transfer Of Shares Upon Death Or Disability .........................  29
      3.1       Put to AP in Event of Death, Retirement or
                Disability ................................................  29
      3.2       Call in Event of Death, Retirement or
                  Disability ..............................................  30
      3.3       Purchase Price ............................................  31
      3.4       Certain Definitions .......................................  32

4.    Transfer Upon Termination Of Employment .............................  39
      4.1       Put to AP in Event of Termination .........................  39

                                                                            PAGE

      4.2       Call in Event of Termination ..............................  40
      4.3       Purchase Price ............................................  42
      4.4       Sale of the Company .......................................  45
      4.5       Continuation of Employment ................................  46

5.    Residual Rights of Management Investors to
       Purchase Shares ....................................................  46

6.    Involuntary Transfer Of Shares ......................................  51
      6.1       Certain Involuntary Transfers; Seller's Notice ............  51
      6.2       Right to Repurchase .......................................  51
      6.3       Terms of Purchase .........................................  52

7.    Reservation Of Shares Purchased By AP ...............................  52

8.    Closing .............................................................  52
      8.1       Closing ...................................................  52
      8.2       Deliveries at Closing; Method of Payment of
                Purchase Price ............................................  53

9.    Miscellaneous .......................................................  54

9.1   Endorsement of Stock Certificates ...................................  54
      9.2       Term ......................................................  55
      9.3       Injunctive Relief .........................................  56
      9.4       Notices ...................................................  56
      9.5       Administration ............................................  57
      9.6       Successors and Assigns ....................................  57
      9.7       Governing Law .............................................  58
      9.8       Headings ..................................................  58


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                                                                            PAGE

      9.9       Entire Agreement; Amendment ...............................  58
      9.10      Inspection ................................................  61
      9.11      Counterparts ..............................................  61
      9.12      Gender; Number ............................................  61
      9.13      Further Assurances ........................................  62

                             STOCKHOLDERS' AGREEMENT

            AGREEMENT dated as of April 14, 1989 by and among AP Holdings, Inc., a Delaware corporation ("AP"), Holberg Industries, Inc., a Delaware corporation ("Holberg"), Delaware North Companies, Inc., a Delaware corporation ("DNC") and each of the individuals listed on Schedule A hereto (each such individual is hereinafter referred to as a "Management Investor" and all such individuals are sometimes hereinafter collectively referred to as the "Management Investors"). Each of the parties hereto (other than AP) and any other person who shall hereafter become a party to or agree to be bound by the terms of this Agreement is sometimes hereinafter referred to as a "Stockholder" and all of such parties are sometimes hereinafter referred to as the "Stockholders." Any Management Investor and his or her transferees hereunder are sometimes referred to as "Management Stockholder(s)." This Agreement shall become effective (the "Effective Date") on the date of, and simultaneously with, the Closing of the transactions under the Subscription Agreement (as hereinafter defined).

            As of the Effective Date, AP will have an authorized capital stock consisting of 20,000 shares of Common

Stock, $.01 par value ("AP Common Stock") and 10,000 shares of Preferred Stock, $.0l par value ("AP Preferred Stock").

            AP and each of the Stockholders who are parties to this Agreement have entered into a Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), pursuant to which such Stockholders have subscribed for shares of AP Common Stock. As of the closing of the transactions contemplated in the Subscription Agreement, the holdings of Holberg, DNC and the Management Investors as a group will be substantially as follows:

                                     Number
Stockholder                       of Shares        Percentage
-----------                       ---------        ----------
Holberg                              7,326            83.25
DNC                                    880            10.0
Management Investors                   594             6.75
                                    ------          ------
                                     8,800           100.0%
                                    ======          ======

            AP, APA Acquisition, Inc., a Delaware corporation ("Acquisition") and wholly owned subsidiary of AP, DNC and APCOA, Inc., a Delaware corporation ("APCOA") and wholly owned subsidiary of DNC, have entered into a Stock Purchase Agreement dated as of January 27, 1989 (the "Purchase Agreement") providing for the acquisition (the "Purchase") of the common stock of APCOA from DNC by Acquisition and AP. APCOA will be owned 97% by Acquisition and 3% by AP after the Purchase.


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

            The parties hereto deem it in their best interests and in the best interests of AP and APCOA to provide consistent and uniform management for AP and APCOA and desire to enter into this Agreement in order to effectuate that purpose.

            The parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the AP Common Stock, including issued and outstanding shares of AP Common Stock as well as shares of AP Common Stock which may be issued hereafter, or which may become issuable pursuant to the exercise of options granted hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided.

            Accordingly, in consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

1. Corporate Governance.

            1.1. Board of Directors.

            (a) Number of Directors. AP shall be governed by a Board of Directors initially consisting of four members. Such number may be increased or decreased by Holberg


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as provided herein and in AP's Certificate of Incorporation and By-laws.

            (b) Nomination of Directors. The following procedures shall govern the nomination of directors of AP:

                  (i) The Management Investors shall be entitled to nominate one director (the "Management Director").

                  (ii) DNC shall be entitled to nominate one director (the "DNC
            Director") so long as it and any of its Permitted Transferees (as hereinafter defined) continue to hold in the aggregate at least 50% of the shares of AP Common Stock as it owns on the date hereof.

                  (iii) Holberg shall be entitled to nominate three directors
            (the "Holberg Directors") as well as any additional directors to fill directorships created by an increase in the size of the Board of Directors.

            (c) Initial Board of Directors. The initial Board of Directors of AP shall consist of the following members.


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
                Name of Director                   Type of Nominee
                ----------------                   ---------------
                G. Walter Stuelpe                       Management
                John V. Holten                          Holberg
                Gunnar E. Klintberg                     Holberg
                Clifford Kaeser                         DNC

each of whom shall hold his office until his successor shall have been elected and qualified.

            (d) Removal of Directors. Except as otherwise provided in this
Section 1.1(d) or in Section 1.1(e), each Stockholder agrees not to take any action to remove, with or without cause, any director of AP. Notwithstanding the foregoing,

                  (i) if any director would no longer be entitled to be
            nominated as a director pursuant to Section 1.1(b), such director shall immediately resign or be subject to removal by a vote of the Stockholders, and

                  (ii) Holberg, DNC and the Management Investors shall at all times have the right to recommend the removal, with or without cause, of the Holberg Directors, the DNC Director and the Management Director, respectively.


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            If a director shall fail to resign as required by clause (i) above or if any of Holberg, DNC or the Management Investors shall determine to recommend the removal of any directors as provided by clause (ii) above, then the Stockholders shall immediately cause a special meeting of stockholders to be called, or shall act by written consent without a meeting, for the purpose of removing such director, and each Stockholder agrees to vote all his shares entitled to vote at such meeting, or to execute a written consent in respect of all shares, as the case may be, in favor of such removal.

            (e) Vacancies. At any time a vacancy is created on the Board of Directors by the death, removal or resignation of any one of the directors, no action shall be taken (except as provided in this Section 1.1(e)) by the Board of Directors until such time as the Board is reconstituted with the appropriate number of directors. If a vacancy is created on the Board of Directors by reason of the death, removal (in accordance with Section 1.1(d) above) or resignation of any one of the directors, the remaining directors shall meet within 30 days after the date such vacancy occurs for the purpose of electing a director to fill such vacancy in accordance with the nomination procedures set forth in
Section 1.1(b) above. If the remaining directors fail to


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nominate a director to fill any such vacancy within such 30-day period or if the remaining directors fill such vacancy otherwise than in accordance with the nomination procedures set forth in Section 1.1(b) above, the Stockholders shall immediately cause a special meeting of stockholders to be called, or shall act by written consent without a meeting, for the purpose of filling such vacancy and each Stockholder agrees to vote all his shares entitled to vote at such meeting, or to execute a written consent in respect of all such shares, as the case may be, in favor of removing, if necessary, any director elected to fill such vacancy otherwise than in accordance with Section 1.1(b) above and filling such vacancy in accordance with the nomination procedures in Section 1.1(b) above. If the party entitled to nominate a director to fill any such vacancy shall fail to nominate a director, such vacancy shall be filled by the vote of a majority of the shares of AP Common Stock then outstanding.

            (f) Covenant to Vote. Each of the Stockholders agrees to vote, in person or by proxy, all of the shares of AP Common Stock owned by such Stockholder, at any annual or special meeting of stockholders of AP called for the purpose of voting on the election of directors or by consensual action of stockholders without a meeting with respect to the election of directors, in favor of the election of the di-


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

rectors nominated in accordance with Section 1.1(b) above. Each Stockholder shall vote the shares of AP Common Stock owned by such Stockholder and shall take all other actions necessary to ensure that AP's Certificate of Incorporation and By-laws do not at any time conflict with the provisions of this Agreement.

            (g) Management Investors Governance Procedures. Except as otherwise provided hereby, any actions to be taken or recommendations to be made hereunder by the Management Investors as a group shall be determined by the majority vote of the shares of AP Common Stock owned by the Management Investors as of the time of such action or recommendation, with each share having one vote. For this purpose, each Management Investor will be deemed to own shares of AP Common Stock owned by his Permitted Transferees and shall be deemed not to own any shares of AP Common Stock which he may acquire upon exercise of any option.

            1.2. Action by Stockholders. The Stockholders, by their execution of this Agreement, hereby approve and adopt the AP Holdings, Inc. Management Stock Option Plan (effective April 15, 1989), a copy of which is attached hereto as Exhibit A.


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

2. Transfers of Common Stock.

            2.1. Legends; Shares of Common Stock Subject to this Agreement. Unless otherwise expressly provided herein, no Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of AP Common Stock to any person (regardless of the manner in which such Stockholder initially acquired such shares of AP Common Stock) nor shall AP issue, sell or otherwise transfer any shares of AP Common Stock to any person (all persons acquiring shares from a Stockholder or from AP, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") unless (i) such shares bear legends as provided in Section 9.1 and (ii) such Transferee shall have executed and delivered to AP, as a condition precedent to any acquisition of shares of AP Common Stock, an instrument in form and substance satisfactory to AP confirming that such Transferee takes such shares subject to all the terms and conditions of this Agreement; provided that the provisions of this Section 2.1 shall not apply in respect of a sale of shares included in a registered public offering under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. AP shall not transfer upon its books any shares of AP Common Stock to any person except in accordance with this Agreement.

            2.2. Certain Restrictions. (a) Notwithstanding anything to the contrary set forth herein: (i) no Stockholder or Stockholder's Transferee shall directly or indirectly sell, assign, pledge, encumber or otherwise transfer any shares of AP Common Stock, unless any such sale, assignment, pledge, encumbrance or other transfer shall have been effected in accordance with the terms of this Agreement; and (ii) no Management Investor or Management Investor's Transferee shall, except as provided in Sections 2.2(d) and (e), 2.4, 2.6, 2.7, 3, 4 and 5, directly or indirectly sell, assign, pledge, encumber or otherwise transfer any shares of AP Common Stock for a period of five years following the date of consummation of the Purchase.

            (b) No Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of AP Common Stock at any time if such action would constitute a violation of any state securities or blue sky laws or a breach of the conditions to any exemption from registration of the AP Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Stockholder agrees that any shares of AP Common Stock to be purchased by such Stockholder shall bear appropriate legends restricting the sale or other transfer of such stock in accordance with applicable state securities or blue sky laws.

            (c) No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the AP Common Stock nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any person with respect to the AP Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of AP Common Stock who are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of AP Common Stock, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of AP Common Stock in any manner which is inconsistent with the provisions of this Agreement. Actions taken by the Board of Directors or any Stockholder in connection with the possible acquisition of AP as contemplated by this Agreement shall not be deemed prohibited hereunder.


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

            (d) None of the restrictions contained in this Agreement with respect to transfers of shares of AP Common Stock (other than those set forth in Sections 2.1, 2.2(a)(i), 2.2(b) and 2.4) shall apply: (i) to any transfer or assignment for nominal consideration or to any gift by (x) any Management Investor to any spouse, child, parent or grandchild of such Management Investor or (y) by any of such relatives to such Management Investor or to any one or more of such relatives, or by any Management Investor or any such relatives to a trust of which there are no principal beneficiaries other than one or more of such relatives; (ii) to any transfer to a legal representative in the event any Stockholder becomes mentally incompetent; (iii) to any transfer by will or the laws of descent; and (iv) with respect to a corporate or partnership Stockholder, to any affiliate (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) thereof (it being understood with respect to any affiliate that the later sale or other disposition of such affiliate would constitute an indirect transfer of AP Common Stock by such affiliate's controlling person, which transfer may only be made pursuant to the terms of this Agreement); provided that in each of cases (i) through (iv) each Transferee, donee or distributee (a "Permitted Transferee") agrees to take subject to and to comply with the provisions of Section 2.1 and, in the case of a transfer of AP Common Stock by a corporate or partnership Stockholder to an affiliate, or by one affiliate to another affiliate of the same controlling person, such affiliate shall agree to have its shares of common stock or instrument reflecting its partnership interest legended to note the restrictions on transfer contained in this Agreement as if they were shares of AP Common Stock.

            (e) A Stockholder shall be entitled to pledge such Stockholder's shares of AP Common Stock to a commercial bank, savings and loan institution or any other lending institution as security for any indebtedness of such Stockholder or AP to such lender; provided that, prior to any such pledge, the pledgee shall deliver to the Company its written agreement, in form and substance satisfactory to the Company, that such pledgee shall assume and be bound by all the terms of this Agreement.

            (f) No Management Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of AP Common Stock at any time to any person or entity directly or indirectly engaged in (or affiliated with any entity directly or indirectly engaged in) the business of owning or operating parking lots or garages, unless such sale would result in a change of control subject to Section 2.4, in which event such a sale may be effected only in accordance with Section 2.4; provided that any such transfer to any institutional investor holding securities of such an entity as a passive investment therein and any such transfers pursuant to a registered public offering under the Securities Act shall not be prohibited by this Section 2.2(f).

            (g) The provisions of Section 2.3 of this Agreement shall not apply to transfers of shares by any Transferee unaffiliated with any Stockholder, which shares were acquired pursuant to the terms of this Agreement from a Stockholder or from a subsequent Transferee of such Stockholder; provided that any such Transferee agrees to take such shares, and any transfer of such shares by such Transferee shall be, subject to all the other provisions of this Agreement.

            2.3. Transfer to Other Stockholders or to Transferees; Right of First Offer. (a) Subject to Section 2.2(a) hereof, except as provided in Sections 2.2(d), (e) and (g), any Management Stockholder (the "Selling Stockholder") who desires to sell or otherwise transfer any shares of AP Common Stock shall first give written notice (a

"Seller's Notice") to AP, Holberg and the remaining Management Investors stating the Selling Stockholder's desire to make such transfer, the number of shares of AP Common Stock to be transferred (the "Offered Shares") and the price and terms pursuant to which the Selling Stockholder proposes to sell the Offered Shares (the "First Offer Terms").

            (b) Upon receipt of the Seller's Notice (the "First Offer"), AP shall have the irrevocable and exclusive option to buy up to all of the Offered Shares upon the First Offer Terms; provided that AP shall not have the right to purchase any of the Offered Shares unless either: (i) AP purchases all such Offered Shares; or (ii) if AP elects to purchase less than all the Offered Shares, Holberg elects to purchase all the remaining Offered Shares pursuant to
Section 2.3(c); or (iii) the Selling Stockholder consents to the purchase of less than all of the Offered Shares. AP's option under this Section 2.3(b) shall be exercisable by a written notice to the Selling Stockholder, with copies to Holberg and the remaining Management Investors, given within 15 days from the date of the Seller's Notice.

            (c) If AP does not exercise its option to purchase Offered Shares or if AP elects to purchase less than all the Offered Shares, then Holberg shall have the irrevo-cable and exclusive option, subject to Section 2.4, to purchase all but not less than all the Offered Shares not purchased by AP. The option of Holberg under this Section 2.3(c) shall be exercisable by written notice to the Selling Stockholder, with copies to AP and the remaining Management Investors, given within 30 days from the date of the Seller's Notice.

            (d) If AP and Holberg shall not exercise their options to purchase the Offered Shares upon the First Offer Terms or do not purchase all shares offered by the Selling Stockholder, then the remaining Management Investors shall have the irrevocable and exclusive option to buy all but not less than all of the Offered Shares upon the First Offer Terms. The option of the remaining Management Investors under this Section 2.3(d) shall be exercisable by a written notice to the Selling Stockholder given within 45 days from the date of the Seller's Notice. The remaining Management Investors shall be free to reallocate among themselves the right to purchase the Offered Shares described in this
Section 2.3(d). In the event that the remaining Management Investors cannot agree on such allocation, the Offered Shares shall be purchased, if at all, by the remaining Management Investors, pro rata in proportion to their respective owner-


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

ship interests (including the interests of their Permitted Transferees) in AP at the time of the Seller's Notice.

            (e) If the Seller's Notice shall be duly given, and if AP, Holberg and the remaining Management Investors shall not exercise their options to purchase the Offered Shares upon the First Offer Terms or do not purchase all shares offered by the Selling Stockholder, then the Selling Stockholder shall be free, for a period of 90 days from the earlier of (i) the 30th day following the date of the Seller's Notice or (ii) the date the Selling Stockholder shall have received written notice from AP, Holberg and the remaining Management Investors stating their intention not to exercise the options granted under Section 2.3(b), (c) and (d), to sell the Offered Shares to any third party Transferee upon terms equal or superior to the First Offer Terms; provided that the Transferee complies with the provisions of Section 2.1 of this Agreement.

            (f) If a Transferee's proposed terms of purchase for the Offered Shares are not equal or superior to the First Offer Terms, the Selling Stockholder shall not sell or otherwise transfer any of the Offered Shares unless the Selling Stockholder shall first reoffer the Offered Shares at such lesser price and/or upon such inferior terms to AP,

Holberg and the remaining Management Investors by giving written notice (the "Reoffer Notice") thereto, stating the Selling Stockholder's intention to make such transfer upon such terms (the "Reoffer Terms"). AP, Holberg and the remaining Management Investors shall then have the irrevocable and exclusive option to purchase up to all of the Offered Shares upon the Reoffer Terms, exercisable in the same order of priority, proportions and manner as provided in Sections 2.3(b), (c) and (d). If AP, Holberg or the remaining Management Investors do not then purchase all the Offered Shares, such Offered Shares may be sold by the Selling Stockholder within 30 days following the earlier of (i) the 30th day from the date of the Reoffer Notice or (ii) the date on which the Selling Stockholder shall have received written notice from AP, Holberg and the remaining Management Investors stating their intention not to exercise the option granted in this Section 2.3(f), upon terms equal or superior to the Reoffer Terms; provided that the Transferee complies with the provisions of
Section 2.1 of this Agreement.

            (g) If AP, Holberg or the remaining Management Investors do not exercise their option to purchase the Offered Shares upon the First Offer Terms or upon the Reoffer Terms, and the Selling Stockholder shall not have sold the Offered Shares to any Transferee for any reason before the expiration of the 30-day period described in Section 2.3(f)in the event of a Reoffer or, if no Reoffer Notice is given, the 90-day period described in
Section 2.3(e), then the Selling Stockholder shall not sell any shares of AP Common Stock for a period of three months from the last day of such 30- or 90-day period, as the case may be and any such sale shall once again be subject to the provisions of this Section 2.3.

            2.4. Sales of Control. (a) If any person or group of persons, as defined in Section 13(d)(3) of the Exchange Act, including for the purposes of this Section 2.4 as part of such person's group, Transferees pursuant to Sections 2.2(d) and (e), would become the beneficial owner, directly or indirectly, of 50% or more of the outstanding shares of AP Common Stock (such person or group of persons, but not to include Holberg or its affiliates or associates, being referred to herein as a "Control Person") as the result of a sale or other transfer of AP Common Stock by any Stockholder or Stockholders or by AP (based on one or more pending transfers or offers to purchase or to sell shares, whether or not the transfers will close or the offers will expire concurrently), including a sale or transfer of shares of AP Common Stock to AP which would result in any person or group of persons becoming a Control Person after such sale or transfer, no shares of AP Common Stock shall be sold or otherwise transferred, notwithstanding compliance by the Selling Stockholder or Stockholders with the other provisions of this Agreement and notwithstanding the fact that a particular sale or transfer may not be the sale or transfer that would make a person or group of persons a Control Person, unless the Control Person shall offer, in writing to each Stockholder (other than DNC and its transferees), to purchase all shares of AP Common Stock from all Stockholders who desire to sell, upon the same terms as such Control Person has offered to purchase shares to be sold by the Selling Stockholder or Stockholders or upon the same terms as such proposed sale or transfer of shares to AP (the "Offering Terms"); provided that two or more Stockholders owning in the aggregate 50% or more of the outstanding shares of AP Common Stock shall not be deemed to be a group of persons for the purposes of this Section 2.4 solely because such Stockholders are parties to this Agreement.

            (b) The Selling Stockholder or Stockholders or AP, as the case may be, shall promptly notify the Control Person that the proposed sale or transfer will be subject to the provisions of this Section 2.4. Within 30 days thereafter, the Control Person shall give written notice to each Stockholder (other than DNC and its transferees) of its of-fer to purchase all the shares of AP Common Stock each Stockholder desires to sell, such offer being referred to herein as the "Control Offer." Each Stockholder (other than DNC or its transferees) shall have 30 days from the receipt of such Control Offer in which to accept such Control Offer. No Stockholder shall sell his shares to a Control Person or to AP and AP shall not sell any shares to a Control Person or purchase any shares from any person or group of persons if such sale or purchase would result in any person or group of persons becoming a Control Person (based on one or more pending transfers or offers to purchase or to sell shares, whether or not the transfers will close or the offers expire concurrently), except in response to an offer made in compliance with this Section 2.4.

            (c) If, during the 30-day period specified in the second sentence of paragraph 2.4(b) above, AP or any Stockholder shall receive any offer from any person or group of persons other than the Control Person, or from the Control Person, to purchase all of the shares of AP Common Stock held by Stockholders desiring to sell shares on terms superior to the Offering Terms offered to all Stockholders by the Control Person pursuant to its initial (or any subsequent) Control Offer or by any offeror other than the Control Person which makes an offer subsequent to that of the

Control Person, such offer shall be transmitted to all Stockholders (other than DNC and its transferees) and, to be valid hereunder, must state that it is open until the 30th day from the date of the Control Offer (or if there are less than five business days remaining in such period, for five business days). Unless all the Stockholders (other than DNC and its transferees) desiring to sell their shares otherwise agree, no shares may be sold or otherwise transferred to any offeror (or purchased by AP if such purchase would result in any person or group of persons becoming a Control Person) upon terms not equal or superior to the best terms offered by an offeror (including the Control Person); and no shares may be sold or otherwise transferred to any such offeror (or purchased by AP if such purchase would result in any person or group of persons becoming a Control Person) unless all shares desired to be sold are accepted in writing for purchase.

            (d) If any offer hereunder is made less than five business days prior to the end of the 30th day after the date of the Control Offer, such period shall be deemed extended until the expiration of five business days from the date such offer is made. If, after the expiration of all offers made under this Section 2.4 in response to a Control Offer, no sale or transfer has occurred as a result of which any person or group of persons has become a Control Person, then, if any subsequent sale or transfer is proposed and such sale or transfer would result in any person or group of persons becoming a Control Person (based on one or more pending transfers or offers to sell shares, whether or not the transfers will close or the offers expire concurrently), the provisions of this Section
2.4 shall again apply.

            2.5. Merger Transactions. Notwithstanding anything contained herein to the contrary, AP may enter into any agreement to consolidate with or merge with or into any other corporation if such agreement is approved by the vote of both the Board of Directors and the holders of at least 66-2/3% of the outstanding shares of AP Common Stock; and, in such event, Sections 2.2, 2.3 and
2.4 of this Agreement shall not be applicable and all shares of AP Common Stock may be transferred for such consideration as approved by such vote of the Board of Directors and the Stockholders, provided that the AP Common Stock owned by DNC may be so transferred only in accordance with the provisions of a Put/Call Agreement, dated as of the date hereof, between DNC and AP (the "Put/Call Agreement").

            2.6. Repurchase of Common Stock Held by Management Investors. Notwithstanding any other provision of this

Agreement, a Management Investor and/or such Management Investor's Permitted Transferees may (but shall not be obligated to) sell to AP, and AP may (but shall not be obligated to) purchase from a Management Investor and/or such Management Investor's Permitted Transferees, shares of AP Common Stock held by such Management Investor and/or such Management Investor's Permitted Transferees upon such terms (including price) as they may mutually agree in writing.

            2.7. Certain Registration Rights. (a) In the event that AP shall file a registration statement under the Securities Act in connection with the proposed offer and sale for cash of shares of AP Common Stock (i) by it, in the case of a primary registration, or (ii) by any party to this Agreement, in the case of a secondary registration, other than in each case a registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor or similar form, AP will give written notice of its determination to DNC and each Management Investor and each of their Permitted Transferees (each one individually, a "Holder", and collectively, the "Holders"). Upon the written request of a Holder given to AP within 30 days after the mailing of any such notice by AP, AP will cause all shares of AP Common Stock which such Holder has requested to have registered to be included in such registration statement; provided, that if the managing underwriter, in the case of any underwritten public offering, determines and advises in writing that in its opinion the number of shares of AP Common Stock to be registered by AP in a primary registration, or on behalf of either any other party to this Agreement or all other Holders in a permitted secondary registration exceeds the number of shares of AP Common Stock which can be sold in such offering (the "Salable Shares"), then AP will include in such registration (i) first, the shares of AP Common Stock AP proposes to sell, in the case of a primary registration, and (ii) second, the shares of AP Common Stock to be sold by any person other than AP (including shares requested to be included in such registration pursuant to this Section 2.7(a)), reduced pro rata among such persons so that the total number of shares of AP Common Stock registered for sale will not exceed the Salable Shares.

            (b) In the event any Holder requests that shares of AP Common Stock be registered and sold pursuant to Section 2.7(a) above, AP and the other parties to this Agreement shall use their respective best efforts to cause such shares of AP Common Stock to be registered and sold as part of the offering which AP notified such holders of pursuant to Section 2.7(a) above, including, without limitation, filing all documents which are necessary or appropriate with the Securities and Exchange Commission and with any state securities commissions or authorities. AP shall select the underwriter of any such offering. All costs and expenses of registering any Holder's shares for sale pursuant to Section 2.7(a) above shall be borne by AP.

            (c) AP will indemnify and hold harmless each Holder participating in a registration pursuant to this Section 2.7 from and against any and all loss, damage, liability, cost and expense to which such Holder may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that AP will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.

            (d) Each Holder participating in a registration pursuant to this
Section 2.7 will indemnify and hold harmless the other Holders, AP, and AP's officers, directors and each person, if any, who controls AP within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost or expense to which such other Holders or AP or such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.

            (e) Promptly after receipt by an indemnified party pursuant to the provisions of Section 2.7(c) or (d) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provision, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of Section 2.7(c) or (d), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In the event such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party. After no-tice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 2.7(c) or (d) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

3. Transfer Of Shares Upon Death Or Disability.

            3.1. Put to AP in Event of Death, Retirement or Disability. Subject to any financing agreements entered into in connection with the Purchase or any other instruments or agreements of APCOA or AP from time to time in effect restricting (including indirectly through restrictions of dividend payments by APCOA) or otherwise governing the repurchase or retirement of shares of AP's capital stock (the "Loan Agreements") and to applicable law, unless a call pursuant to Section 3.2 shall have been exercised by AP, upon the death, Retirement or Complete Disability of any Management Investor, at the option of such Management Investor, such Management Investor's estate, heirs or personal representative, and/or such Management Investor's Permitted Transferees (collectively, the "Holders" of such Management Investor's shares) and within 30 days of receipt by AP of a Seller's Notice from such Holders, which notice must be given within twelve months from the appointment of a personal representative or three months from the date of such Management Investor's Retirement or six months from the date of his Complete Disability, AP shall purchase from such Holders all the shares of AP Common Stock held by such Holders specified in such Seller's Notice at a purchase price determined in accordance with Section 3.3. AP shall be under no obligation to purchase such shares unless it shall have received a Seller's Notice from such Holders in accordance with this Section 3.1.

            3.2. Call in Event of Death, Retirement or Disability. Unless a put granted in Section 3.1 shall have been exercised with respect to all the shares of AP Common Stock held by the Holders of any Management Investor's shares, AP shall have an exclusive and irrevocable option, for a period of three months following the appointment of a personal representative or from the date of any such Management Investor's Retirement or Complete Disability, to purchase up to all the shares of AP Common Stock held by such Holders at the price determined in accordance with Section 3.3; provided that AP may not, without the consent of any such Holder, purchase less than all the shares held by any such Holder.

            3.3. Purchase Price. (a) The purchase price per share for the shares of AP Common Stock purchased pursuant to Section 3.1 or 3.2 above shall be the greatest of (i) Investment Price, (ii) Adjusted Book Value and (iii) CCO Value (as such terms are hereinafter defined). Adjusted Book Value and CCO Value shall be determined by AP using accounting principles then in effect and as applied by AP and shall be accompanied by a letter from AP's independent accountants stating that the calculations made by AP have been made in accordance with the applicable provisions of this Agreement. AP may satisfy its obligations to purchase shares upon the exercise of any put or call granted pursuant to Section
3.1 or 3.2 hereof with cash in an amount not less than the Investment Price and with Notes (as hereinafter defined) for any amount in excess of the Investment Price; provided, however, that if any portion of the cash purchase price payable for any shares purchased pursuant to Section 3.1 or 3.2 above may not be paid as a result of direct or indirect restrictions imposed by the Loan Agreements or by applicable law, such portion shall, subject to the Loan Agreements and to applicable law, be payable by the delivery of Notes in the principal amount of such portion; provided, however, that, notwithstanding any direct or indirect restrictions imposed by the Loan Agreements or by applicable law, AP and the other parties to this Agreement shall use their respective best efforts to enable AP to pay the full amount of the cash purchase price payable for any shares purchased pursuant to Section 3.1 or 3.2 above, including, without limitation, taking necessary measures to create sufficient surplus and/or to obtain the consent of any parties to the Loan Agreements, and, in any event, AP shall pay that portion of the cash purchase price payable for any shares purchased pursuant to Section 3.1 or 3.2 above which was not paid as a result of direct or indirect restrictions imposed by the Loan Agreements or by applicable law as soon as AP may pay such amount in cash without violating the terms of any Loan Agreements or any applicable law.

            3.4. Certain Definitions. As used in Sections 3 and 4 of this Agreement, the following terms shall have the meanings set forth below:

      (a) "CCO" shall mean the cash contribution from operations for the four fiscal quarters (for which financial statements are then available) immediately preceding the date of exercise of any put or call pursuant to Section 3 or 4 of this Agreement, as certified by AP's independent public accountants for the four fiscal year quarters which constitute any fiscal year and as determined for any other period in a manner consistent with that used in making such determination for AP's most recently ended fiscal year.

      (b) "CCO Value" shall mean CCO times 6.84, minus the amount of debt reflected in AP's most recent quarterly or year-end consolidated financial statements, divided by the number of fully diluted shares. "Debt" referred to in the preceding sentence shall mean all indebtedness of any kind, and shall include, without limitation, (i) current maturities, any outstanding preferred stock and accrued dividends (excluding current year) thereon and any outstanding subordinated debt, but shall exclude (ii) trade payables, accrued current expenses, accrued current taxes, and accrued current interest charges, all of which are in the ordinary course of business, and shall also exclude indebtedness incurred in connection with the purchase of real estate if such purchase is unrelated to the business currently conducted by APCOA. Also for purposes of the preceding calculation, fully diluted shares shall be equal to the weighted average number of shares of AP Common Stock outstanding plus common share equivalents, computed in accordance with the methodology prescribed in Accounting Principles Board Opinion No. 15 plus vested management options to purchase AP Common Stock, plus the AP Common Stock that DNC will have the right to purchase under its warrant (the "DNC Warrant"), provided that such warrant shall only be considered outstanding if the fair market value of the AP Common Stock subject thereto exceeds the exercise price thereof. In addition, fully diluted shares as referred to in the preceding sentence shall exclude any shares of AP Common Stock which would otherwise be included under Accounting Principles Board Opinion No. 15 but which were purchased by AP either pursuant to the terms of this Agreement or from DNC but only if and to the extent indebtedness was incurred by AP in connection with the purchase of such AP Common Stock.

      (c) "Note" shall mean a subordinated promissory note of AP substantially in the form of Exhibit B to this Agreement.

      (d) "Investment Price" shall mean the price per share of AP Common Stock that such Management Investor paid for such shares.

      (e) "Adjusted Book Value" shall mean the book value per share of AP Common Stock, calculated by dividing (A) the sum of (x) stockholders' equity reflected in AP's most recent quarterly or year-end consolidated financial statements, plus (y) the amount, if any, of the adjustment to stockholders' equity required to reflect aggregate projected losses set forth on Schedule B to this Agreement through the date of the most recently completed fiscal year for which financial statements are available, plus (z) the total proceeds to be realized by AP upon the exercise of all outstanding dilutive stock options were such options exercised on the date of valuation and the DNC Warrant by (B) shares of AP Common Stock outstanding plus the AP Common Stock subject to the DNC Warrant (provided that such warrant shall only be considered outstanding if the fair market value of the AP Common Stock subject thereto exceeds the exercise price thereof), plus total outstanding dilutive stock options. For purposes of this calculation, stock options shall be considered dilutive if the exercise price per share is less than per share Adjusted Book Value calculated without regard to outstanding stock options.

      (f) "Retirement" shall mean the earlier of either (i) a Management Investor's attainment of "early retirement age" or "normal retirement age," as such terms are defined in any tax-qualified retirement plan sponsored by AP or any affiliate (as such term is defined for this purpose only in Section 414(b) of the Code) or AP in which the Management Investor participates, or (ii) the Management Investor's attainment of age 65.

      (g) "Complete Disability" shall mean any physical or mental impairment or disability which prevents a Management Investor from performing the duties of his occupation for a period of at least 120 days and which is expected to be of permanent duration. A determination of whether a Management Investor is disabled shall be made by two licensed physicians, one appointed by the Board of Directors of AP and one appointed by the Management Investor. In the event the two physicians are unable to agree with respect to whether the Management Investor is disabled, the determination of whether the Management Investor is disabled shall be made by a third duly licensed physician chosen by the two physicians previously appointed.

      (h) "Cause" shall mean either (i) a material failure by a Management Investor for some reason other than illness, injury or disability to perform his obligations as an employee of AP (including any obligations under any written employment agreement to which the Management Investor is a party), provided that the Management Investor shall have first received written notice from APCOA or AP stating with specificity the nature of such failure and the Management Investor shall not have corrected the failure cited in such notice within 30 days after his receipt thereof; or (ii) the Management Investor's commission of either any felony involving moral turpitude or any crime in the conduct of his official duties as an employee of APCOA or AP which is materially adverse to the welfare of APCOA or AP; or (iii) the Management Investor's commission of any material act of fraud against APCOA or AP or material misuse of his position for personal gain or that of any third party; or (iv) the Management Investor's taking any action (other than an error in judgment made in the ordinary course of his duties as an employee of APCOA or AP) which is materially adverse to the welfare of APCOA or AP, including, but not limited to, any material breach of any covenants in any written employment agreement to which the Management Investor is a party which concern noncompetition and nondisclosure of confidential information.

      (i) "Good Reason" shall mean, without the Management Investor's express written consent, the occurrence of either or both of the following:

      1. a change in the duties and responsibilities of his position such that a substantial reduction occurs from the duties and responsibilities that were in effect either as of the date of this Agreement or, if later, immediately prior to the change in responsibilities; and

      2. a reduction by the Company, of 15% or more, in his base salary as in effect on the date hereof, or as the same shall be increased from time to time, except a reduction consistent with salary reductions of all personnel on the exempt payroll.

      (j) "Termination" shall mean, when used to refer to the employment of a Management Investor, such Inves-tor's ceasing to be regularly employed by AP or a subsidiary or affiliate of AP.

4. Transfer Upon Termination Of Employment.

            4.1. Put to AP in Event of Termination. Subject to the direct or indirect restrictions imposed by the Loan Agreements and to applicable law, unless a call granted pursuant to Section 4.2 shall have been exercised by AP, upon the termination of employment of any Management Investor for any reason other than death, Retirement or Complete Disability, at the option of any terminated Management Investor and/or such Management Investor's Permitted Transferees, and within three months of receipt by AP of a Seller's Notice from such Management Investor and/or such Management Investor's Permitted Transferees, AP shall purchase up to all the shares of AP Common Stock held by such Management Investor and/or such Management Investor's Permitted Transferees, at a purchase price determined in accordance with Section 4.3(a), in the event of a Termination by AP or its affiliates without Cause, or a voluntary Termination by such Management Investor with Good Reason, or a voluntary Termination by such Management Investor without Good Reason (but only on or after the third anniversary of the date of this Agreement), or in accordance with Section 4.3(b), in the event of a Termination by AP or its affiliates with Cause or a voluntary Termination by the Management Investor without Good Reason (but only if such Termination occurs prior to the third anniversary of the of this Agreement). AP shall be under no obligation to purchase such shares unless it shall have received a Seller's Notice in accordance with this Section 4.1, which Notice must be sent within 30 days from the date of termination.

            4.2. Call in Event of Termination. Unless a put granted under
Section 4.1 shall have been exercised with respect to all the shares of AP Common Stock held by any terminated Management Investor and/or such Management Investor's Permitted Transferees, AP shall have an exclusive and irrevocable option, for a period of 30 days following the termination of employment of any Management Investor as set forth in Section 4.1, to purchase up to all of the shares of AP Common Stock owned by such terminated Management Investor and/or such Management Investor's Permitted Transferees, at a purchase price determined in accordance with Section 4.3(a), in the event of a Termination by AP or its affiliates without Cause, or a voluntary Termination by such Management Investor with Good Reason, or a voluntary Termination by such Management Investor without Good Reason (but only or after the third anniversary of the date of this Agreement), or in accordance with Section 4.3(b), in the event of a Termination by AP or its affiliates with Cause, or a voluntary Termination by the Management Investor without Good Reason (but only if such Termination occurs prior to the third anniversary of the date of this Agreement); provided that AP may not, without the consent of such Management Investor and/or such Management Investor's Permitted Transferees, purchase less than all of the shares of AP Common Stock owned by such Management Investor and/or such Management Investor's Permitted Transferees; provided further, that, in the event a Management Investor's employment is terminated, if by AP or the Company, without Cause, or if by the Management Investor, for Good Reason, then if the purchase price for any share of AP Common Stock (assuming such share was sold to AP pursuant to this Section 4.2), determined in accordance with Section
4.3 at the end of the four calendar quarters which immediately follow the date any shares of AP Common Stock are actually sold to AP pursuant to this Section 4.2, would exceed the purchase price paid for any share actually sold to AP pursuant to this Section 4.3, the purchase price for any such share shall be increased by the amount of such excess, and such increase shall be paid to the seller of any such shares as soon as practicable following the end of such twelve-month period in the same manner as provided in Section 4.3.

            4.3 Purchase Price. (a) The purchase price per share for any shares of AP Common Stock shall be equal to the greater of (i) Investment Price, (ii) Adjusted Book Value and (iii) CCO Value.

            (b) The purchase price per share for any shares of AP Common Stock shall be, in the event of a termination with Cause, equal to the lowest of (i) Investment Price, (ii) Adjusted Book Value, and (iii) CCO Value, and, in the event of a voluntary Termination without Good Reason, Investment Price.

            (c) For purposes of Section 4.3(a) and 4.3(b), Adjusted Book Value and CCO Value shall be determined by AP using accounting principles then in effect and as applied by AP and shall be accompanied by a letter from AP's independent accountants stating that the calculations made by AP have been made in accordance with the applicable provisions of this Agreement. AP may satisfy its obligations to purchase shares upon the exercise of any put or call granted pursuant to Section 4.1 or 4.2 hereof with cash in an amount not less than the Investment Price and with Notes for any amount in excess of the Investment Price; provided, however, that, in the event of a Management Investor's involuntary termination of employment, if by AP or APCOA, without Cause, or if by the Management Investor, with Good Reason, AP shall satisfy its obligations to purchase shares upon the exercise of any put or call granted pursuant to Section 4.1 or Section 4.2 hereof with cash except to the extent that cash may not be paid as a result of restrictions imposed by the Loan Agreements or by applicable law. Notwithstanding any other provision of this
Section 4.3, if any portion of the cash purchase price payable for any shares purchased pursuant to Section 4.1 or 4.2 may not be paid as a result of restrictions imposed by the Loan Agreements or by applicable law, such portion shall, subject to the Loan Agreements and to applicable law, be payable by the delivery of Notes in the principal amount of such portion; provided, however, that, notwithstanding any restrictions imposed by the Loan Agreements or by applicable law, AP and the other parties to this Agreement shall use their respective best efforts to enable AP to pay the full amount of the cash purchase price payable for any shares purchased pursuant to Section 4.1 or 4.2 above, including, without limitation, taking necessary measures to create sufficient surplus and/or to obtain the consent of any parties to the Loan Agreement, and, in any event, AP shall pay that portion of the cash purchase price payable for any shares purchased pursuant to Section 4.1 or 4.2 above which was not paid as a result of restrictions im-posed by the Loan Agreements or by applicable law as soon as AP may pay such amount in cash without violating the terms of any Loan Agreements or any applicable law.

            Notwithstanding anything in the foregoing to the contrary, in the event that a Management Investor voluntarily terminates his employment with AP or an AP affiliate without Good Reason and is paid the purchase price specified in Section 4.3(a) hereof, and a Sale of the Company or a merger involving AP or an AP affiliate occurs within three months after such termination of employment, and the Board of Directors of AP determines in good faith that such Termination was in anticipation of such Sale of the Company or merger, then the per share purchase price paid to such Management Investor for his shares of AP Common Stock, if greater than the per share consideration (as determined by the Board of Directors in good faith) paid to stockholders in such Sale of the Company or merger, shall be reduced to be equal to the per share consideration paid in such Sale of the Company or merger, and any documents or instruments (including, without limitation, any Note) which were executed in connection with the prior sale of shares of AP Common Stock by such Management Investor shall be deemed amended to give effect to the decision of the Board of Directors in such regard.

            4.4. Sale of the Company. (a) Each of the parties to this Agreement acknowledges that, at the time of a sale by a Management Investor and/or his Permitted Transferees of shares of AP Common Stock pursuant to Section 3 or 4 of this Agreement, there may be proposed or pending a transaction or series of transactions involving the sale of 50% or more of the outstanding shares of AP Common Stock (either to an entity, person or group of persons acting in concert or pursuant to a public offering registered under the Securities Act) or the redemption or repurchase of all the shares of AP Common Stock in connection with a sale of all or substantially all the assets of AP, or the winding up, dissolution or liquidation of AP (any such transaction or series of transactions being hereinafter referred to as a "Sale of the Company"), and that AP may have valid business reasons not to, and in any event may not be required to, disclose any such proposed or pending Sale of the Company to such Management Investor and/or his Permitted Transferees at the time of any such sale.

            (b) If, within 270 days from the date of a sale of shares of AP Common Stock to AP by a Management Investor and/or his Permitted Transferees pursuant to Section 3 or 4, other than such a sale from a Management Investor whose employment was terminated for Cause or who voluntarily re-signed without Good Reason, a transaction involving a Sale of the Company is effected then AP and/or the purchaser of such shares of AP Common Stock shall pay to such Management Investor and/or his Permitted Transferees the excess, if any, of the amount per share realized by AP's stockholders (other than DNC) upon such Sale of the Company over the purchase price per share paid by AP to such Management Investor and/or his Permitted Transferees pursuant to Section 3 or 4, less the interest paid on any Notes paid as consideration for such shares for the period from the date of purchase pursuant to Section 3 or 4 to the date of such Sale of the Company, for each share purchased by AP pursuant to Section 3 or 4 from such Management Investor and/or such Permitted Transferees.

            4.5. Continuation of Employment. Neither this Agreement nor the ownership of AP Common Stock by a Management Investor shall confer upon any Management Investor any right to continue in the employ of APCOA or limit in any respect the right of APCOA to terminate his employment at any time.

5. Residual Rights of Management Investors to Purchase Shares.

            5.1. (a) With respect to

                  (i) any issuance by AP of AP Common Stock (the "Shares to be Issued"), other than pursuant to management stock options or pursuant to exercise of the DNC Warrant; or

                  (ii) any issuance by AP of any security (the Securities") convertible into AP Common Stock but only if any part of the new issue is to be purchased by Holberg or any affiliate of Holberg;

to any individual, corporation, partnership, association, trust or other entity or organization, including any government or political subdivision or an agency or instrumentality thereof (a "Person"), AP shall notify each Management Investor in writing of the proposed issuance, the number of Shares to be Issued or amount of Securities to be issued, the date on or about which such issuance is to be consummated and the price and other terms and conditions thereof, at least 45 days prior to the proposed date for such issuance. For a period of 30 days after a Management Investor's receipt of the notice referred to in the preceding sentence, such Management Investor shall have the option to purchase, upon the same price, terms and conditions as such Shares to be Issued or Securities are proposed to be issued to any Person, that number of such Shares to be Issued or amount of Securities as may be necessary to increase the number of shares of AP Common Stock owned by such Management Investor on a fully-diluted basis (assuming that all management op-tions were fully vested and exercised, that DNC's warrants to purchase AP Common Stock were exercised and, in the case of Securities, assuming conversion of such Securities into AP Common Stock) to provide that the percentage of all of the fully-diluted shares of AP Common Stock owned by such Management Investor immediately after the date of issuance to such Person is not less than the percentage of all of the fully-diluted shares of AP Common Stock owned by such Management Investor immediately prior to the date of issuance to such Person. If a Management Investor exercises his purchase option under this Section 5, he shall purchase such Shares to be Issued or Securities at the time of consummation of the issuance of Shares to be Issued or Securities to such Person.

            (b) In the event that, pursuant to Section 2 or 3 or 4 hereof, AP and/or Holberg shall purchase any shares of AP Common Stock from any Management Investor or such Management Investor's Permitted Transferees ("Reacquired Shares"), AP shall make such shares available for purchase within the twelve-month period following the date AP and/or Holberg shall have purchased such shares and on the terms set forth below to new or promoted AP or APCOA management employees (other than the Chief Executive Officer of APCOA) who are selected by the Chief Executive Officers of APCOA after consultation with the Board of Directors of AP. In addition, Holberg shall make available for purchase by an APCOA management employee 66 shares (the "Extra Shares") of AP Common Stock purchased by it pursuant to the Subscription Agreement within the twelve-month period following the initial subscription of shares thereunder. Holberg shall transfer to AP as a capital contribution such number of shares of AP Common Stock as shall be necessary to give effect to the provisions of this Section 5.1(b). Such Reacquired Shares may be purchased by any such AP or APCOA management employee at the same price and upon the same terms (including any later adjustment to the price required by Section 4.2 or 4.4 hereof) as the prior purchase by AP and/or Holberg pursuant to Section 2 or 3 or 4 hereof. Such Extra Shares may be purchased by any such AP or APCOA management employee at the same per share price paid by Holberg for such shares pursuant to the Subscription Agreement.

            (c) To the extent that any Reacquired Shares or Extra Shares are not sold, within the periods and to the persons required by Section 5.1(b) above, the remaining Management Investors shall have the option to purchase any such shares from AP for a period of 30 days following the expiration of such twelve--month period. The option to purchase such shares granted to the remaining Management Investors pursuant to this Section 5.1(c) shall be exercisable (i) as to Reacquired Shares, at the same price and upon the same terms as the prior purchase (including any later adjustment to the price required by Section 4.2 or 4.4 hereof) by AP and/or Holberg pursuant to Section 2 or 3 or 4 hereof and (ii) as to Extra Shares, at the same per share price paid by Holberg for such shares pursuant to the Subscription Agreement, and shall be allocated among the remaining Management Investors in such manner as they may determine. In the event that the remaining Management Investors cannot agree on such allocation, the option to purchase such shares granted by this Section 5.1(c) shall be allocated among the remaining Management Investors pro rata in accordance with their respective ownership interests (including the interests of their Permitted Transferees) in AP at the expiration of such twelve-month period. Holberg shall transfer to AP as a capital contribution such number of shares of AP Common Stock as shall be necessary to give effect to the provisions of this Section 5.1(b). The option may be exercised by the delivery of written notice to AP at any time within the 30-day period described above.

6. Involuntary Transfer Of Shares.

            6.1. Certain Involuntary Transfers; Seller's Notice. If a Stockholder shall involuntarily transfer directly or indirectly any or all of his shares, for any reason other than as a result of those events specified in
Section 3 or 4, such Stockholder shall give written notice within 30 days of such involuntary transfer to AP and the other Stockholders, with a copy to the Transferee, stating the fact that the involuntary transfer occurred, the reason therefor, the date of the transfer, the name and address of the Transferee and the number of Shares acquired by the Transferee.

            6.2. Right to Repurchase. For a period of 60 days from the date of receipt of the Seller's Notice or, failing receipt of such notice, 60 days from the date AP sends written notice to the Transferee that the transfer is deemed to be an involuntary transfer subject to repurchase under this Agreement, AP and Holberg shall have the irrevocable and exclusive option to buy all of the Offered Shares, exercisable in the same order of priority, proportion and manner as provided in Sections 2.3(a), (b) and (c), and the provisions of Sections 2.3(a), (b) and (c) shall be followed in their entirety except that the terms of purchase shall be as provided in
Section 6.3.

            6.3. Terms of Purchase. The terms of purchase for shares purchased pursuant to Section 6.2 shall be determined pursuant to Section 4.3 as though such shares were being purchased pursuant to Section 4.1 or 4.2.

7. Reservation Of Shares Purchased By AP.

            Subject to Section 5 hereof, any shares of AP Common Stock purchased by AP from a Management Investor or such Management Investor's personal representative, estate or heirs or Permitted Transferees pursuant to this Agreement shall be retired and cancelled.

8. Closing.

            8.1. Closing. Any Selling Stockholder and the parties hereto who are purchasing any of the Offered Shares pursuant to this Agreement shall mutually determine a closing date (the "Closing Date") which shall not be more than five business days, subject to any applicable regulatory waiting periods, after the date upon which a purchaser shall have the right to purchase shares in accordance with this Agreement. The closing shall be held at 11:00 a.m., local time, at the offices of AP, or at such other time or place as the parties may agree.

            8.2. Deliveries at Closing; Method of Payment of Purchase Price. On the Closing Date, any Selling Stockholder shall deliver certificates with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of AP Common Stock to be purchased by the persons exercising their options hereunder each of whom shall deliver to such Stockholder, by means of certified check payable in New York Clearing House funds, his portion of the purchase price which is payable in cash and his portion of the other consideration, if any, to be paid in exchange for such shares. In addition, if the person selling shares is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Internal Revenue Code of 1986, as amended (the "Code"), discharging the shares being sold from liens imposed by the Code and (iii) an estate tax waiver issued by the state of the decedent's domicile.

9. Miscellaneous.

            9.1. Endorsement of Stock Certificates. A copy of this Agreement shall be filed with the Secretary of AP and kept with the records of AP. Each of the Stockholders hereby agrees that each outstanding certificate representing shares of AP Common Stock (other than those shares which, following the termination of this Agreement pursuant to Section 9.2 below, have not been registered under the Securities Act, which shares shall bear only the endorsement set forth in paragraph (a) below) shall bear endorsements reading substantially as followings:

            (a) "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration statement or pursuant to an exemption from registration, under the Act."

            (b) "The shares represented by this certificate are subject to certain rights of the Corporation and the Stockholders of the Corporation to repurchase such shares and certain rights of the registered holder to sell such shares to the Corporation on the terms and conditions set forth in a Stockholders' Agreement dated as of April 14, 1989, a copy of which may be obtained from the Corporation or from the holder of this certificate. No transfer of such shares will be made on the books of the Corporation unless accompanied by evidence of compliance with the terms of such Agreement."

Such certificate shall bear any additional endorsement which may be required for compliance with state securities or blue sky laws or as may be required under the Subscription Agreement. If, for any reason, any shares of AP Common Stock are no longer subject to the restrictions and provisions of this Agreement, AP shall promptly issue a new certificate for such shares without the restrictive endorsement set forth in paragraph (b) above upon the request of the record owner of the shares and the surrender to AP of a certificate bearing such endorsement.

            9.2. Term. The provisions of this Agreement, other than Article 1, shall terminate on the date of the first to occur of any of the following events: (i) the closing of the sale of 25% or more of the shares of AP Common Stock to the public in an underwritten initial public offering pursuant to a Registration Statement under the Securities Act of 1933; or (ii) the closing of the sale of shares of AP Common Stock to any person or group of persons as a result of which any person or group of persons (other than Holberg) owns, beneficially or of record, 50% or more of the outstanding shares of AP Common Stock; or (ii) 10 years from the date of this Agreement.

            9.3. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

            9.4. Notices. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either personally, or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed to AP at its principal offices and to the other parties at their addresses reflected in the stock records of AP, except that such notices to DNC shall be given to Delaware North Companies, Incorporated, 700 Delaware Avenue, Buffalo, New York 14209, attention: Law Department. Each Stockholder, by written notice given to AP in accordance with this Section 9.4 may change the address to which notices, statements, instructions or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of mailing. Whenever pursuant to this Agreement any notice is required to be given by any Stockholder to any other Stockholder, such Stockholder may request from AP a list of addresses of all Stockholders of AP, which list shall be promptly furnished to such Stockholder.

            9.5. Administration. In the event of any First Offer, Reoffer, or Control Offer, or the occurrence of any event with entitles any Stockholder to exercise any put or call granted herein, AP shall administer and coordinate the exercise of such put or call, including the determination, where applicable, of each participating Stockholder's proportionate share.

            9.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any Transferee of any Stockholder shall acquire any shares of AP Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

            9.7. Governing Law. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed in such State.

            9.8. Headings. Paragraph headings inserted herein for convenience only and do not form a part of this Agreement.

            9.9. Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by AP, DNC, Holberg and the Chief Executive Officer of APCOA, as authorized representative of the Management Investors, or such other authorized representative as the Management Investor shall designate in writing, and by any Stockholder or Transferee holding at least 5% of the outstanding shares of AP Common Stock. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of AP to meet within 30 days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending the Certificate of Incorporation and By-Laws of AP, as may be required as a result of such amendment or modification, and proposing such amendments to the stockholders of AP entitled to vote thereon, and such action shall be the first action to be taken at such meeting. In the event that any Stockholder or AP shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulation, or by the order of any governmental authority, to take any action which is inconsistent with or which would constitute a violation or breach of any terms of this Agreement, then the Stockholders and AP shall use their best efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

            9.10. Inspection. So long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any stockholder of AP at the principal offices of AP.

            9.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.12. Gender; Number. The use of the feminine, masculine or neuter pronoun herein shall not be restrictive as to gender and shall be interpreted in all cases as the context may require. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

            9.13. Further Assurances. The parties to this Agreement shall execute and deliver to the appropriate persons any other documents and instruments in addition to those provided for herein that may be necessary or appropriate to give effect to the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                                     AP HOLDINGS, INC.


                                     By /s/ John V. Holten
                                        ---------------------------
                                            John V. Holten

                                     HOLBERG INDUSTRIES, INC.


                                     By /s/ John V. Holten
                                        ---------------------------
                                            John V. Holten


                                     By /s/ G. Walter Stuelpe, Jr.
                                        ---------------------------
                                            G.  Walter Stuelpe, Jr.


                                     By /s/ James v. LaRocco
                                        ---------------------------
                                            James V. LaRocco


                                     By /s/ Michael J. Machi
                                        ---------------------------
                                            Michael J. Machi


                                     By /s/ John F. Becka
                                        ---------------------------
                                            John F. Becka


                                     By /s/ Ronald A. Kinney
                                        ---------------------------
                                            Ronald A. Kinney


                                     By /s/ Robert J. Hill
                                        ---------------------------
                                            Robert J. Hill


                                     By /s/ Kenneth J. Levine
                                        ---------------------------
                                            Kenneth J. Levine


                                     By /s/ Robert N. Sacks
                                        ---------------------------
                                            Robert N. Sacks


                                     By /s/ William J. Girgash
                                        ---------------------------
                                            William J. Girgash

                                     By /s/ Michael J. Celebrezze
                                        ---------------------------
                                            Michael J. Celebrezze

                                     DELAWARE NORTH COMPANIES, INC.


                                     By /s/
                                        ---------------------------